Vanguard Ohio Tax-Free Funds Proxy Voting Results

Results of Proxy Voting

At a special meeting of shareholders on November 15, 2017, fund shareholders approved the following proposals:


Proposal 1 - Elect Trustees for the fund.*
The individuals listed in the table below were elected as
 trustees for the fund. All trustees with the exception of Ms.
Mulligan, Ms. Raskin, and Mr. Buckley (each of whom already serve as directors of The Vanguard Group, Inc.)
served as trustees to the funds prior to the shareholder meeting.

Trustee
For
Withheld
Percentage For
Mortimer J. Buckley
76,078,275
2,260,507
97.1%
Emerson U. Fullwood
75,750,763
2,588,019
96.7%
Amy Gutmann
75,919,293
2,419,489
96.9%
JoAnn Heffernan Heisen
75,919,966
2,418,817
96.9%
F. Joseph Loughrey
75,920,469
2,418,314
96.9%
Mark Loughridge
76,048,919
2,289,864
97.1%
Scott C. Malpass
75,987,110
2,351,673
97.0%
F. William McNabb III
76,015,114
2,323,669
97.0%
Deanna Mulligan
76,025,460
2,313,323
97.0%
Andre F. Perold
75,851,573
2,487,210
96.8%
Sarah Bloom Raskin
75,984,760
2,354,023
97.0%
Peter F. Volanakis
76,000,248
2,338,535
97.0%

*Results are for all funds within
the same trust.


Proposal 2 Approve a manager of
managers arrangement
 with third-party investment advisors.
This arrangement enables the fund to
 enter into and
materially amend investment advisory
arrangements with third-
party investment advisors, subject to
 the approval
of the funds board of trustees and
certain conditions
imposed by
the Securities and Exchange
 Commission, while avoiding
the costs and delays associated
with obtaining future
shareholder approval.


Vanguard Fund

For

Abstain

Against
Broker
Non-Votes
Percentage
For
Ohio Long-Term Tax-Exempt Fund
57,706,890
2,238,614
2,755,613
15,637,665
73.7%


Proposal 3 Approve a manager of managers arrangement with wholly owned subsidiaries of Vanguard.
This arrangement enables Vanguard or the fund to enter into and materially amend investment advisory arrangements with wholly-owned subsidiaries of Vanguard, subject to the approval of the funds board of trustees and any conditions imposed by the Securities and Exchange
 Commission (SEC), while avoiding the costs and delays associated with obtaining future shareholder approval.
The ability of the fund to operate in this manner is contingent upon the SECs approval of a pending application for an order of exemption.


Vanguard Fund

For

Abstain

Against
Broker
Non-Votes
Percentage
For
Ohio Long-Term Tax-Exempt Fund
58,103,602
2,269,608
2,327,907
15,637,665
74.2%